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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           September 20, 1998

                              COMSAT Corporation
              (Exact name of registrant as specified in Charter)

District of Columbia                     1-4929                  52-0781863
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                        Identification Number)

6560 Rock Spring Drive, Bethesda, MD                               20817
(Address of principal executive offices)                         Zip code

Registrant's telephone number, including area code            (301) 214-3000

Not Applicable
(Former name or former address, if changed since last report.)
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Item 5.  Other Events.
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     On September 20, 1998, COMSAT Corporation (the "Company") issued a press release announcing that the Company has entered into an Agreement and Plan of Merger, dated as of September 18, 1998 (the "Merger Agreement"), by and among the Company, Lockheed Martin Corporation ("Parent") and Deneb Corporation ("Acquisition Sub"), a wholly-owned subsidiary of Parent. Copies of the press release and the Merger Agreement have been filed with the Securities and Exchange Commission (the "Commission") as Exhibits to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998 (the "Schedule 14D-9").

     On September 25, 1998, Regulus, LLC, a wholly-owned subsidiary of Parent ("Purchaser") initiated its tender offer, as disclosed in a Tender Offer Statement on Schedule 14D-1, dated September 25, 1998 (the "Schedule 14D-1"), to purchase up to 49% of the issued and outstanding shares of the common stock, without par value, of the Company (the "Company Common Stock"), at a price of $45.50 per share of Company Common Stock, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 25, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"). The Offer is being made pursuant to the Merger Agreement.

     Certain significant conditions to the consummation of the Offer include:
(i) there being validly tendered and not withdrawn prior to the expiration date of the Offer such number of shares of Company Common Stock that would constitute at least one-third of the outstanding shares of Company Common Stock; (ii) the termination or expiration of any waiting period under the antitrust laws applicable to the Offer and the receipt of all consents or approvals required under the antitrust laws; (iii) the approval of the shareholders of the Company of the Merger and the Merger Agreement; and (iv) approval of the Federal Communications Commission (the "FCC") required by, and the the consummation of, the Carrier Acquisition (as defined below). In addition, the obligations of the Purchaser to consummate the Offer are subject to there not being any failure of any representation or warranty, or breach of any covenant or agreement, of the Company, or any fact or circumstance that would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company.
In addition, Purchaser shall not be obligated to consummate the Offer if there has been a decline in the Standard & Poor's 500 Index of at least 27% from the date of the Merger Agreement through any given day (a "Measurement Date") prior to the termination or expiration of the Offer, and a decline in the Standard & Poor's 500 Index of at least 27% from the date of the Merger Agreement exists on the earlier of (i) the close of trading on the next trading day at least 30 calendar days from such Measurement Date, and (ii) the close of trading on the next trading date immediately prior to the date on which the expiration of the Offer would otherwise occur but for the failure to satisfy this condition.

      The Merger Agreement also provides, among other things, that as soon as practicable after consummation of the Offer and the satisfaction or waiver of the conditions set forth therein, including the
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amendment or repeal of the Communications Satellite Act of 1962 (the "Satellite
Act"), the Company will be merged with and into Acquisition Sub (the "Forward Merger"), with Acquisition Sub surviving the Forward Merger as a wholly-owned subsidiary of Parent; however, if certain conditions to the merger have not been satisfied, Acquisition Sub will be merged with and into the Company (the "Reverse Merger"), with the Company surviving the Reverse Merger as a wholly-owned subsidiary of Parent. In the Merger, each share of Company Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock held by the Company, Purchaser or Parent and dissenting shares, if any) will be converted into the right to receive 0.5 shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock"), subject to adjustment as provided in the Merger Agreement. The term "the Merger" refers to either the Forward Merger or the Reverse Merger, as applicable in the context in which it is used herein. The surviving corporation of the Forward Merger or the Reverse Merger, as the case may be, is referred to herein as the "Surviving Corporation." The Merger, the Offer and the transactions contemplated by the Merger Agreement are referred to collectively herein as the "Transaction."

     Certain significant conditions to the consummation of the Merger include:
(i) the consummation of the Offer; (ii) the amendment or repeal of the Satellite Act and the receipt of the approvals of the FCC and other governmental authorities required for the consummation of the Merger; (iii) the termination or expiration of any waiting period under the antitrust laws applicable to the Merger and the receipt of all consents or approvals required under the antitrust laws; (iv) the listing of shares of Parent Common Stock to be issued in the Merger upon the New York Stock Exchange; (v) the effectiveness under the Securities Act of 1933, as amended (the "Securities Act") of the proxy statement/prospectus required for the exchange of securities in the Merger; and
(vi) the approval of the Merger and the Merger Agreement by the shareholders of the Company. In addition, the obligations of Parent and Acquisition Sub to consummate the Merger are subject to there not being any fact or circumstance that would reasonably be expected to have a Significant Adverse Effect (as defined in the Merger Agreement).

     In connection with the execution of the Merger Agreement, the parties entered into certain ancillary agreements. The Company entered into a Shareholders Agreement, dated as of September 18, 1998, with Parent (the "Shareholders Agreement"), pursuant to which, upon the consummation of the Offer, the Company will take all actions necessary to cause the three individuals selected by Parent
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(the "Parent Designees") to be elected to the Board of Directors of the Company and appointed to certain committees of the Board of Directors of the Company. Pursuant to the Shareholders Agreement, the Company agreed not to amend or repeal the provisions of its bylaws that permits any three directors to call a special meeting of the Board of Directors or otherwise amend its Articles of Incorporation or bylaws in a manner that would adversely affect the rights of Parent under the Shareholders Agreement or the Registration Rights Agreement (as defined below). The Shareholders Agreement also provides that, in the event that the Merger is not consummated, the Company shall cause its Board of Directors to amend the Company's Articles of Incorporation to eliminate the transfer restrictions contained in Section 5.03(c) thereof and to recommend such amendment to the shareholders of the Company for their approval. The Shareholders Agreement contains other restrictions on Parent with respect to its ownership of Company Common Stock. A copy of the Shareholders Agreement has been filed as an Exhibit to the Schedule 14D-9.

     In addition, Parent and the Company entered into the Registration Rights Agreement, dated as of September 18, 1998 (the "Registration Rights Agreement"), pursuant to which, after the termination of the Merger Agreement and assuming that the Purchaser acquired shares of Company Common Stock in the Offer, the Parent has certain demand and piggy-back registration rights to cause the Company to prepare and file registration statements under the Securities Act to register shares of Company Common Stock held by Parent. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Schedule 14D-9.

     In order to facilitate consummation of the Offer and the Merger, the Company has entered into a Carrier Acquisition Agreement, dated as of September 18, 1998, with Parent, the Purchaser and COMSAT Government Systems, Inc., a wholly-owned subsidiary of the Company ("CGSI") (the "Carrier Acquisition Agreement"), pursuant to which CGSI will be merged with and into Purchaser (the "Carrier Acquisition") as soon as practicable following the satisfaction or waiver of the conditions set forth in the Carrier Acquisition Agreement, or on such other date as the parties may agree, but in all events prior to the
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consummation of the Offer. In the Carrier Acquisition, the Purchaser will acquire the common carrier telecommunications business of CGSI. In connection with this transaction, the Purchaser will seek approvals from the appropriate governmental authorities (including the Federal Communications Commission) necessary to continue the common carrier telecommunications business of CGSI and to purchase the maximum number of shares pursuant to the terms of the Offer. A copy of the Carrier Acquisition Agreement has been filed as an Exhibit to the
Schedule 14D-9.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

(c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.         Description
----------          -----------
2.1                 Agreement and Plan of Merger, dated as of September 18,
                    1998, among COMSAT Corporation, Lockheed Martin
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                    Corporation and Deneb Corporation. (Incorporated by
                    reference to Exhibit 2 to the Company's
                    Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.)

2.2 Carrier Acquisition Agreement, dated as of September 18, 1998, by and among COMSAT Corporation, Lockheed Martin Corporation, Regulus, LLC, and COMSAT Government Systems, Inc. (Incorporated by reference to Exhibit 5 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.)

10.1 Shareholders Agreement, dated as of September 18, 1998, between COMSAT Corporation and Lockheed Martin Corporation. (Incorporated by reference to Exhibit 3 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.)

10.2 Registration Rights Agreement, dated as of September 18, 1998, between COMSAT Corporation and Lockheed Martin Corporation. (Incorporated by reference to Exhibit 4 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.)


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99.1                Joint Press Release issued by COMSAT Corporation and
                    Lockheed Martin Corporation on September 20, 1998. (Incorporated by reference to Exhibit 8 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMSAT Corporation
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                                           By: /s/ Alan Korobov
                                               ----------------
                                               Alan Korobov
                                               Controller


Date:  September 25, 1998